[Wells Fargo Logo]
Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax
Wells Fargo Bank, N A.
US Bank National Association
4801 Frederica Street
Owensboro, KY 42301
RE: Annual Statement as to Compliance
The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"),
hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting
Period"):
(a) a review of Wells Fargo's activities as Trustee under the servicing agreement(s) listed on
Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision;
and
(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the
Reporting Period
March 1, 2008

/s/ Judith Rishel
JUDITH RISHEL
Vice President
To: US Bank National Association
Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax
Wells Fargo Bank, N A
Schedule A
List of Servicing Agreement(s) and Series
1 Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-
Through Certificates, Series 2007-IQ15, Wells Fargo Bank, N.A. as Trustee
2 Pooling and Servicing Agreement for Wachovia Bank Commercial Mortgage Trust Pass-Through
Certificates, Series 2006-C28, Wells Fargo Bank, N.A. as Trustee
To: US Bank National Association